Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Chesapeake Energy Corporation of our report dated February 21, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting of Chesapeake Energy Corporation (Successor), which appears in Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Oklahoma City, Oklahoma

April 11, 2024